                                         EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-211700 and 333-239049, and on Form S-8 Nos. 333-197493, 333-203128, 333-211538, 333-217462, 333-225991, 333-231523, 333-233710, 333-239277, and 333-258577 of our reports dated February 27, 2023, relating to the financial statements of CareDx, Inc., and the effectiveness of CareDx, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Jose, California
February 27, 2023